Exhibit 2.5

EXECUTION VERSION

SHANDA INTERACTIVE ENTERTAINMENT LIMITED

as Issuer

AND

CITICORP INTERNATIONAL LIMITED

as Trustee

AND

CITIBANK, N.A., London Branch

as Paying Agent, Note Registrar, Conversion Agent and Custodian

INDENTURE

Dated as of September 16, 2008

2.0% Convertible Senior Notes due 2011

TABLE OF CONTENTS

Page

	ARTICLE 1
	DEFINITIONS

Section 1.01.	Definitions.	1
	ARTICLE 2
	ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
	AND EXCHANGE OF NOTES

Section 2.01.	Designation and Amount	12
Section 2.02.	Form of Notes	12
Section 2.03.	Date and Denomination of Notes; Payments of Interest	13
Section 2.04.	Execution, Authentication and Delivery of Notes	14
Section 2.05.	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	15
Section 2.06.	Mutilated, Destroyed, Lost or Stolen Notes	22
Section 2.07.	Temporary Notes	23
Section 2.08.	Cancellation of Notes Paid, Etc.	23
Section 2.09.	CUSIP Numbers	24
Section 2.10.	Repurchases	24
	ARTICLE 3
	SATISFACTION AND DISCHARGE

Section 3.01.	Satisfaction and Discharge	24
	ARTICLE 4
	PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.	Payment of Principal, Interest and Additional Interest and Extension Fees	24
Section 4.02.	Maintenance of Office or Agency	25
Section 4.03.	Appointments to Fill Vacancies in Trustee’s Office	25
Section 4.04.	Provisions as to Paying Agent	25
Section 4.05.	Existence	27
Section 4.06.	Rule 144A Information Requirement and Annual Reports	27
Section 4.07.	Stay, Extension and Usury Laws	28
Section 4.08.	Compliance Certificate; Statements as to Defaults	28
Section 4.09.	Further Instruments and Acts	29
	ARTICLE 5
	LISTS OF NOTEHOLDERS AND REPORTS BY
	THE COMPANY AND THE TRUSTEE

Section 5.01.	Lists of Noteholders	29
Section 5.02.	Preservation and Disclosure of Lists	29

-i-

Section 9.05.	Regulations	45

-ii-

Page

Section 9.06.	Voting	46
Section 9.07.	No Delay of Rights by Meeting	46
	ARTICLE 10
	SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures Without Consent of Noteholders	46
Section 10.02.	Supplemental Indentures With Consent of Noteholders	47
Section 10.03.	Effect of Supplemental Indentures	49
Section 10.04.	Notation on Notes	49
Section 10.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee	49
	ARTICLE 11
	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.	Company May Consolidate, Etc. on Certain Terms	49
Section 11.02.	Successor Corporation to Be Substituted	50
Section 11.03.	Opinion of Counsel to Be Given to Trustee	50
	ARTICLE 12
	IMMUNITY OF INCORPORATORS, SHAREHOLDERS,
	OFFICERS AND DIRECTORS

Section 12.01.	Indenture and Notes Solely Corporate Obligations	50
	ARTICLE 13
	CONVERSION OF NOTES

Section 13.01.	Conversion Privilege	51
Section 13.02.	Conversion Procedures	51
Section 13.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Fundamental Changes	54
Section 13.04.	Adjustment of Conversion Rate	56
Section 13.05.	Shares to Be Fully Paid	64
Section 13.06.	Effect of Reclassification, Consolidation, Merger or Sale	64
Section 13.07.	Certain Covenants	65
Section 13.08.	Responsibility of Trustee	66
Section 13.09.	Notice to Noteholders Prior to Certain Actions	67
Section 13.10.	Shareholder Rights Plans	67
	ARTICLE 14
	REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 14.01.	Repurchase at Option of Noteholders upon a Fundamental Change	67
Section 14.02.	Withdrawal of Fundamental Change Repurchase Notice	70
Section 14.03.	Deposit of Fundamental Change Repurchase Price	70

-iii-

-iv-

INDENTURE dated as of September 16, 2008 between Shanda Interactive Entertainment Limited, a Cayman Islands company, as issuer (hereinafter sometimes called the “Company,” as more fully set forth in Section 1.01) and Citicorp International Limited, incorporated under Companies Ordinance in Hong Kong, as trustee (hereinafter sometimes called the “Trustee,” as more fully set forth in Section 1.01) and Citibank, N.A., London Branch, as Paying Agent, Note Registrar, Conversion Agent and Custodian.

WI T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.0% Convertible Senior Notes due 2011 (hereinafter sometimes called the “Notes”), in an aggregate principal amount not to exceed $175,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), and Citibank N.A., London Branch, as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(3)           the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

(4)           provisions apply to successive events and transactions;

(5)           the masculine gender includes the feminine and the neuter; and

(6)           references to agreements and other instruments include subsequent amendments thereto.

“Additional Interest” means all amounts, if any, payable pursuant to Sections 4.06(d) or 4.06(e) hereof.

“ADRs” means American depositary receipts of the Company issued from time to time.

“ADS Custodian” has the meaning specified in Section 13.07(a).

“ADS Depositary” means The Bank of New York Mellon, as depositary under the Deposit Agreement, or any successor to the depositary.

“ADSs” means American depositary shares evidenced by ADRs, with each ADS issued pursuant to the Deposit Agreement and representing as of the date hereof two Ordinary Shares that have been deposited with the ADS Custodian.

“Affiliate” of any specified Person means any other Person directly or indirectly control ling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. As used in Section 4.06(f), the term “Affiliate” shall have the definition provided in Rule 144(a)(1).

“Bankruptcy Law” means Title 11, U.S. Code, as amended or any similar federal or state law relating to the bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable laws) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash” means such coin or currency of the United States of America as at any time of payment is legal tender for the payment of public and private debts.

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means the date on which the Notes are originally issued under this Indenture.

“Closing Sale Price” of the ADSs on any VWAP Trading Day means the closing sale price per ADS (or if no closing sale price is reported, the average of the last bid and ask prices per ADS or, if more than one in either case, the average of the average last bid and the average last ask prices) on that VWAP Trading Day reported by the NASDAQ Global Select Market or, if the ADSs are not listed for trading on the NASDAQ Global Select Market, as reported by the principal U.S. national or regional securities exchange on which the ADSs are traded or, if not so traded, as reported by the National Quotation Bureau, Incorporated or a similar organization.  If the ADSs are not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include one of the Initial Purchasers, selected by the Company for this purpose.  Any determination made by the Company in the preceding sentence shall be conclusive absent manifest error.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means Shanda Interactive Entertainment Limited, a Cayman Islands company, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by two Officers of the Company.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 13.02(c).

“Conversion Obligation” shall have the meaning specified in Section 13.01.

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 13.01.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 50/F, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong, Attention: Agency and Trust, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Custodian” means Citibank, N.A., London Branch, as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 25 consecutive VWAP Trading Days during the applicable Observation Period, one-twenty-fifth (1/25th) of the product of (1) the applicable Conversion Rate on such VWAP Trading Day and (2) the Daily VWAP on such VWAP Trading Day of the Ordinary Shares or the Reference Property, as applicable. Any determination of the Daily Conversion Value by the Company will be conclusive absent manifest error.

“Daily Settlement Amount” means, for each of the 25 VWAP Trading Days during the applicable Observation Period:

(a)           Cash equal to the lesser of $40 and the Daily Conversion Value for such VWAP Trading Day; and

(b)           to the extent the Daily Conversion Value exceeds $40, a number of Ordinary Shares or amount of Reference Property, as applicable, equal to the Daily Share Amount.

“Daily Share Amount” means a number of Ordinary Shares or amount of Reference Property, as applicable, equal to (A) the excess of the Daily Conversion Value over $40, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 25 consecutive VWAP Trading Days during the applicable Observation Period:

(a)            the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page SNDA.Q<equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the ADSs to the scheduled close of trading on such market on such VWAP Trading Day (without regard to after-hours trading), divided by the number of Ordinary Shares then represented by an ADS;

(b)           if the volume-weighted average price per ADS is unavailable, the market value in Dollars of one Ordinary Share on such VWAP Trading Day using a volume-weighted method, as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company; or

(c)           in the case of a Merger Event, the Dollar equivalent of any Reference Property consisting of cash or the market value in Dollars of any Reference Property other than cash (using a volume-weighted method for Reference Property consisting of marketable equity securities), as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any March 15 or September 15.

“Deposit Agreement” means the Deposit Agreement dated May 17, 2004 by and among the Company, the ADS Depositary and the holders and beneficial owners from time to time of the ADSs, as supplemented by the Restricted Issuance Agreement.

“Depositary” means, with respect to the Global Notes the Person specified in Section 2.05 as the Depositary with respect to such Global Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Effective Date” shall have the meaning specified in Section 13.03(a).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Date” means, with respect to any issuance, dividend or distribution in which the holders of Ordinary Shares (or other security) have the right to receive any cash, securities or other property, the first date on which the ADSs (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 13.04(e).

“Extension Fee” shall have the meaning specified in Section 6.03.

“Extension Right” shall have the meaning assigned in Section 6.03.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a)           ADSs representing Ordinary Shares are not traded on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors);

(b)           (i) the acquisition by any person or group, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Principal Shareholder and his Related Parties, in a single transaction or in a related series of transactions, by way of a merger, consolidation or other business combination or purchase of beneficial ownership of 50% or more of the total voting power of all Ordinary Shares entitled to vote generally in elections of directors or (ii) the acquisition by the Principal Shareholder and/or his Related Parties, in the aggregate, of 70% or more of the total voting power of all Ordinary Shares entitled to vote generally in elections of directors;

(c)           the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person or (ii) engages in any recapitalization, reclassification, binding share exchange or other transaction in which all or substantially all of the Ordinary Shares are exchanged for or converted into cash, securities or other property, in each case, other than any such transaction (x) that does not result in a reclassification, conversion, exchange or cancellation of outstanding Ordinary Shares and pursuant to which the holders of the Ordinary Shares immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of the Company’s voting securities immediately prior to the transaction or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of the Ordinary Shares solely into shares of common stock of the surviving entity;

(d)           at any time the Company’s Continuing Directors do not constitute a majority of the Company’s board of directors (or, if applicable, a successor person to the Company); or

(e)           the Company is liquidated or dissolved or holders of the Ordinary Shares approve any plan or proposal for the liquidation or dissolution of the Company;

provided that notwithstanding the foregoing this definition of Fundamental Change shall not include any event specified under clause (b) or clause (c) (and the Company will not be required to deliver the notice incidental thereto), in each case, if at least 95% of the consideration received for the Company’s Ordinary Shares (excluding Cash payments for fractional shares or ADSs and Cash payments made pursuant to dissenters’ appraisal rights and Cash dividends) in connection with such event or related events consists of shares of common stock or other common equity interests (or depositary receipts in respect of such common stock or other common equity interests) traded on any of the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors) (or that will be so traded immediately following the completion of the merger or consolidation or such other transaction or event) and, as a result of such transaction or transactions, the Notes become convertible into such common stock, other common equity interest or depositary receipts pursuant to Section 13.06.

For purposes of this definition,

(i) whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act;

(ii) “Principal Shareholder” means Mr. Tianqiao Chen;

(iii) “Related Parties” means (1) any spouse and any child, stepchild, sibling or descendant of the Principal Shareholder, (2) any estate of the Principal Shareholder or any person under clause (1), (3) any person who receives a beneficial interest in the Company from any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in the Company for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest, (5) any corporation, partnership, limited liability company, trust or similar entity owned or controlled by the Principal Shareholder or any person referred to in clause (1), (2), (3) or (4) or for the benefit of any person referred to in clause (1) (other than the Company), and (6) the spouse or issue of one or more of the individuals described in clause (1); and

(iv) “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Indenture or (ii) becomes a member of the Board of Directors subsequent to that date and was appointed, nominated for election or elected to the Board of Directors with the approval of a majority of the continuing directors who were members of the Board of Directors at the time of such appointment, nomination or election.

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 14.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 14.01(a)(i).

“Fundamental Change Repurchase Right Notice” shall have the meaning specified in Section 14.01(b).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 14.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Indebtedness” means, with respect to any Person, without duplication, (1) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (2) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments; (3) net obligations of such Person under any swap contract; (4) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created); (5) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (6) all attributable debt in respect of capitalized leases and synthetic lease obligations of such Person and all synthetic debt of such Person; (7) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership, profit or equity interest in such Person or any other Person or any warrant, right or option to acquire such capital stock (except dividends or other distributions with respect to the Ordinary Shares of the Company) or ownership, profit or equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (8) all guarantees of such Person in respect of any of the foregoing; provided, in each case, that “Indebtedness” shall not include any auction guarantees. For the avoidance of doubt, Indebtedness is not deemed to be outstanding until it is incurred, and the entry into a binding commitment shall not, in and of itself, been deemed to be an incurrence.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

 “Initial Purchasers” means Goldman Sachs (Asia) L.L.C. and J.P. Morgan Securities Ltd.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on March 15, 2009; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Maturity Date) will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 or September 15 Interest Payment Date, respectively.

“Judgment Currency” shall have the meaning specified in Section 15.15.

“Last Reported Sale Price” of Capital Stock (other than the Ordinary Shares) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which such Capital Stock is traded or, if not so traded, as reported by the National Quotation Bureau, Incorporated or a similar organization. If such Capital Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for such Capital Stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchasers, selected by the Company for this purpose.

Any determination made by the Company in the preceding sentence shall be conclusive absent manifest error.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 13.03(a).

“Make-Whole Reference Date” means, with respect to a Fundamental Change, the earliest of the Effective Date of such Fundamental Change, the date such Fundamental Change is publicly announced and the date such Fundamental Change occurs.

“Maturity Date” means September 15, 2011.

“Merger Event” shall have the meaning specified in Section 13.06.

“Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 13.02(b).

“Observation Period” means, (i) with respect to any Conversion Date occurring on or after the 30th Scheduled Trading Day prior to the Maturity Date, the 25 consecutive VWAP Trading Day period beginning on and including the 27th Scheduled Trading Day prior to the Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and (ii) in all other instances, the 25 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the Conversion Date.

“Offering Circular” means the final offering circular dated September 9, 2008 relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

“opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel in form and substance reasonably acceptable to the Trustee, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee.  Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

“Ordinary Shares” means ordinary shares of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes of Capital Stock of the Company that result from any reclassification or reclassifications otherwise permitted hereunder and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)           Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)           Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d)           Notes converted pursuant to Article 13.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Portal Market” means the Private Offerings, Resales and Trading through Automated Linkages Market operated by The NASDAQ Stock Market, Inc. or any successor thereto.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated as of September 9, 2008, among the Company and the Initial Purchasers.

“Record Date” shall have the meaning specified in Section 13.04(f).

“Reference Price” of the Ordinary Shares on any date of determination means a U.S. dollar amount derived by dividing the Closing Sale Price of the ADSs on that date by the then applicable number of Ordinary Shares represented by one ADS.

“Reference Property” shall have the meaning specified in Section 13.06(b).

“Required Currency” shall have the meaning specified in Section 15.15.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note that is subject to restrictions set out in Section 2.05(c) (including the legend set forth in Section 2.05(c).

“Restricted Issuance Agreement” means the letter agreement dated as of September 16, 2008 between the Company and the ADS Depositary.

“Restricted CUSIP” means 81941Q AC8.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a VWAP Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading or, if the ADSs are not listed or admitted for trading on any exchange or market, a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 13.02(a).

“Shanda Networking” means Shanghai Shanda Networking Co., Ltd.

“Shanghai Technology” means Shanghai Shulong Technology Co., Ltd.

“Share Price” means (a) in the case of a Fundamental Change described in clause (c) of the definition of “Fundamental Change” in which holders of Ordinary Shares and ADSs receive only cash consideration for their Ordinary Shares or ADSs (in a single per-Ordinary Share amount, other than with respect to appraisal and similar rights) in connection with such Fundamental Change, the amount of cash paid or deemed paid per Ordinary Share in such Fundamental Change, translated into Dollars, if necessary, at the exchange rate in effect on the Effective Date, and (b) in the case of all other Fundamental Changes, the average of the Reference Prices per Ordinary Share over the period of ten consecutive VWAP Trading Days ending on and including the VWAP Trading Day immediately preceding the Effective Date of such Fundamental Change.

“Significant Subsidiary” means, at any date of determination, (a) a “significant subsidiary” under Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date hereof or (b) two or more subsidiaries that, if combined into a single entity, would constitute a “significant subsidiary” under Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date hereof, it being understood that, with respect to the Company, “subsidiary” for purposes of Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date hereof shall include Shanda Networking and its Subsidiaries and Shanghai Technology and its Subsidiaries.

“Spin-Off” shall have the meaning specified in Section 13.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person; provided, however, with respect to the Company, “Subsidiary” shall also include Shanda Networking and its Subsidiaries and Shanghai Technology and its Subsidiaries.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 13.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 10.03 and Section 13.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted CUSIP” means 81941Q AD6.

“Unrestricted Global Note” means an unrestricted Global Note that is not subject to the restrictions set out in Section 2.05(c) (and does not bear the legend set forth in Section 2.05(c)).

“U.S.” means the United States of America.

“VWAP Trading Day” means a day during which (i) trading in the ADSs generally occurs on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the ADSs are not so listed or traded, then “VWAP Trading Day” means a Business Day.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence on any Scheduled Trading Day for the ADSs for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the Ordinary Shares and traded on a principal national or regional securities exchange or market located in the U.S.

“Weighted Average Consideration” shall have the meaning specified in Section 13.06(c)(iv).

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF NOTES

Section 2.01.  Designation and Amount.  The Notes shall be designated as the “2.0% Convertible Senior Notes due 2011.”  The aggregate principal amount of Notes that will be authenticated and delivered under this Indenture is limited to $175,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 10.04, Section 13.02 and Section 14.03 hereof.

Section 2.02.  Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the Financial Industry Regulatory Authority, Inc. or the NASDAQ Stock Market, Inc., in order for the Notes to be tradable on the Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal, accrued and unpaid interest, and Additional Interest and Extension Fees, if any (including any Fundamental Change Repurchase Price), on the Global Note shall be made to the holder of such Note on the date of payment, unless a Record Date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03.  Date and Denomination of Notes; Payments of Interest.  The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  Interest (including Additional Interest and Extension Fees, if any) shall be payable at the office or agency of the Company maintained by the Company for such purposes in London, England, which shall initially be the office of the Paying Agent.  The Company shall pay interest (including Additional Interest and Extension Fees, if any) (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears on the Note Register or, upon application by the Person entitled thereto as it appears on the Note Register to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Person’s account within the United States, which application shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary, or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on the Business Day prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Company shall fix a special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee in writing of such special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special Record Date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register, not less than ten days prior to such special Record Date.  Notice of the proposed payment of such Defaulted Interest and the special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.  Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by an authorized officer of the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, which order shall set forth the number of separate Note certificates, the principal amount of each of the Notes to be authenticated, the date on which the original issuance of Notes is to be authenticated, the registered holders of the said Notes and delivery instructions, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee determines that such action may not lawfully be taken or if the Trustee shall determine that such action would expose the Trustee to personal liability, unless indemnity and/or security satisfactory to the Trustee against such liability is provided to it.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05.  Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.  (a) The Company shall cause to be kept at the office of the Note Registrar a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  Citibank, N.A., London Branch, is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-registrars in accordance with Section 4.02. Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, accompanied by the required Conversion Notice or Assignment and Transfer Notice, as applicable, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 14 hereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)  So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)  Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Ordinary Shares or ADSs issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”), the Company instructs the Trustee to remove the restrictive legend from the Notes in accordance with the terms thereof, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Ordinary Shares or ADSs, if any, issued upon conversion thereof which shall bear the relevant legends set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THE SALE OF THIS NOTE AND THE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES, IF ANY, ISSUABLE ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL NOT (1) WITHIN THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) AND THE LAST DATE THAT SHANDA INTERACTIVE ENTERTAINMENT LIMITED (THE “COMPANY”) OR ITS AFFILIATES WERE OWNERS OF SUCH NOTES OR ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTES AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OR (2) WITH RESPECT TO ANY AMERICAN DEPOSITARY SHARES, AT ANY TIME UNTIL THE DEPOSITARY REMOVES THE RELEVANT RESTRICTIVE LEGENDS FROM THE AMERICAN DEPOSITARY RECEIPTS EVIDENCING THE AMERICAN DEPOSITARY SHARES REPRESENTING THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH NOTE, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH NOTE OR ANY AMERICAN DEPOSITARY SHARES REPRESENTING SUCH ORDINARY SHARES, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (D) ABOVE, WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OR, IN THE CASE OF AMERICAN DEPOSITARY SHARES, AT ANY TIME UNTIL THE DEPOSITARY REMOVES THE RESTRICTIVE LEGENDS FROM THE AMERICAN DEPOSITARY RECEIPTS EVIDENCING SUCH AMERICAN DEPOSITARY SHARES, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY PURCHASE OR SELL THIS NOTE PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES).

THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE DEPOSIT AGREEMENT DATED AS OF MAY 17, 2004 AMONG THE COMPANY, THE BANK OF NEW YORK MELLON, AS DEPOSITARY (THE “DEPOSITARY”), AND ALL OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS ISSUED THEREUNDER.  IN CERTAIN CIRCUMSTANCES, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THE NOTE WILL BE RESTRICTED AMERICAN DEPOSITARY SHARES AND WILL BE SUBJECT TO TRANSFER RESTRICTIONS AS AGREED TO BETWEEN THE DEPOSITARY AND THE COMPANY.

IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES, THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTE OR THE AMERICAN DEPOSITARY SHARES REPRESENTING SUCH ORDINARY SHARES, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER NOTES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.  Upon the transfer, exchange or replacement of Notes bearing the restrictive legend above, the Note Registrar shall deliver only Notes that bear such legend unless (i) the requested transfer is after the Resale Restriction Termination Date, or (ii) there is delivered to the Trustee, the Note Registrar and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.  Upon any sale or transfer of a beneficial interest in connection with which the restrictive legend set forth above will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Note that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Note that does constitute a Restricted Security.

By its acceptance of any Notes bearing the restrictive legend set forth above, each holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and such legend and agrees that it will transfer such note only as provided in this Indenture and as permitted by applicable law.

Any Note as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c).  The Company shall notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement with respect to the Notes or any Ordinary Shares issued upon conversion of the Notes has been declared effective under the Securities Act.  Upon receipt of such notice by the Trustee, the restrictive legend shall be deemed removed and the Unrestricted CUSIP shall be deemed substituted automatically for the Restricted CUSIP thereon.

The Company (or the Trustee upon instruction by the Company) shall notify Bloomberg and the Depositary simultaneously with providing notice of the occurrence of the Resale Restriction Termination Date and shall use reasonable efforts to cause Bloomberg to adjust its screen page for the Notes to indicate that they are thereafter unrestricted and replace the Restricted CUSIP with the Unrestricted CUSIP thereon.

Notwithstanding the foregoing, in lieu of the restrictive legend being deemed removed from the Notes and the Unrestricted CUSIP specified therein being substituted for the Restricted CUSIP thereon, the Company may provide the Trustee with a new Global Note to serve as the Unrestricted Global Note and to bear such Unrestricted CUSIP, and the Trustee shall continue to reflect such portion of the Notes as the Company may direct on the Restricted Global Note.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note.  Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any actions taken or not taken by the Depositary or any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)  Until the Resale Restriction Termination Date, any share certificate representing Ordinary Shares issued upon conversion of such Note shall bear a legend in substantially the form set out under (i) below and any ADR evidencing ADSs representing such Ordinary Shares issued upon conversion of such Note shall bear a legend in substantially the form set out under (ii) below (unless, in either case, the Note or such Ordinary Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or such Ordinary Shares have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Ordinary Shares and ADSs):

(i) Ordinary Shares

THE SALE OF THIS SECURITY OF SHANDA INTERACTIVE ENTERTAINMENT LIMITED (THE “COMPANY”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND THE LAST DATE THAT THE COMPANY OR ITS AFFILIATES WERE OWNERS OF ANY SUCH NOTES AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE ORDINARY SHARES EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (D) ABOVE, WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY PURCHASE OR SELL THIS SECURITY.

IN ANY CASE, THE HOLDER HEREOF WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED, PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER THIS SECURITY IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

(ii)  ADRs

THE SALE OF THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES OF SHANDA INTERACTIVE ENTERTAINMENT LIMITED (THE “COMPANY”) REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ACCORDINGLY, THOSE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THOSE SECURITIES, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C) OR (D) ABOVE, THE COMPANY AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY PURCHASE OR SELL THIS SECURITY.

IN ANY CASE, THE HOLDER HEREOF WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS SECURITY ARE SUBJECT TO THE DEPOSIT AGREEMENT DATED AS OF MAY 17, 2004 AMONG THE COMPANY, THE BANK OF NEW YORK MELLON, AS DEPOSITARY, AND ALL OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS ISSUED THEREUNDER.

UPON RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DEPOSITARY, THIS LEGEND WILL BE REMOVED ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) UPON THE CONVERSION OF WHICH THE ORDINARY SHARES REPRESENTED BY THE AMERICAN DEPOSITARY SHARES EVIDENCED BY THIS SECURITY WERE ISSUED, PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER THIS SECURITY IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

Any such Ordinary Shares or ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Ordinary Shares or ADSs for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares or the ADS Depositary for the ADSs, be exchanged for a new certificate or certificates for a like aggregate number of Ordinary Shares or ADSs, as the case may be, which shall not bear the restrictive legend required by this Section 2.05(d).  Upon the expiration of such restrictions on transfer with respect to such Ordinary Shares and ADSs, the Company shall, and shall cause the ADS Depositary, to deliver a  certificate to any holders of restricted Ordinary Shares or ADSs notifying such holders that any restricted legends may be removed from such Ordinary Shares and ADSs and any restricted ADSs may be cancelled and the Ordinary Shares represented thereby may be deposited under the Deposit Agreement for freely tradable ADSs.

(e)  Any Note or Ordinary Shares issued upon the conversion or exchange of a Note or ADSs representing such Ordinary Shares that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Ordinary Shares or ADSs, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(f)  Notwithstanding any provision of this Section 2.05 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year period under Rule 144(b)(1)(i) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.05(f), (i) each reference in Section 2.05(c) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.05(d)(i) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.  The provisions of this Section 2.05(f) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder.  This Section 2.05(f) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

(g)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to the compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note other than to require by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee or Note Registrar and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee or Note Registrar and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note that has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted into Cash, Ordinary Shares or ADSs representing such Ordinary Shares, or a combination of Cash and Ordinary Shares or ADSs, as applicable, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, including without limitation if a Note is replaced and subsequently presented or claimed for payment and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07.  Temporary Notes.  Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form.  Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08.  Cancellation of Notes Paid, Etc.  All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.

The Trustee shall destroy canceled Notes in accordance with its customary procedures, and, after such destruction, shall deliver a certificate of such destruction to the Company, at the Company’s written request.  If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the Indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.  CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to them; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.  Until such time as the Company notifies the Trustee to remove the restrictive legend as set forth in Section 2.05(c) from the Notes or a transfer of Notes from a Restricted Global Note to an Unrestricted Global Note is otherwise made pursuant to the terms hereof, the restricted CUSIP will be the CUSIP number for the Notes.  At such time as the Company notifies the Trustee to remove the restrictive legend as set forth in Section 2.05(c) from the Notes, such legend shall be deemed removed from any Global Notes and an unrestricted CUSIP number for the Notes, as provided therein, shall be deemed to be the CUSIP number for the Notes.

Section 2.10.  Repurchases.  The Company may from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.  Satisfaction and Discharge.  This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, Cash or Cash and Ordinary Shares or ADSs representing such Ordinary Shares, or Reference Property, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.  Payment of Principal, Interest and Additional Interest and Extension Fees.  The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Repurchase Price), and accrued and unpaid interest and Additional Interest and Extension Fees, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other taxes from principal or interest (including Extension Fees and Additional Interest, if any) payments hereunder.

Section 4.02.  Maintenance of Office or Agency.  The Company will maintain in London, England an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in London, England.

The Company may also from time to time designate co-registrars, one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in London, England, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates Citibank, N.A., London Branch as the Paying Agent, Note Registrar, Custodian and Conversion Agent.

If the Company maintains a Paying Agent with respect to the Notes in a member state of the European Union, such Paying Agent will be located in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusion of ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive or such other directive.

Section 4.03.  Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.  Provisions as to Paying Agent.   If the Company shall appoint a Paying Agent other than the Trustee or a Paying Agent that is not a party to this Indenture, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, and Citibank, N.A., London Branch hereby does agree with the Trustee, subject to the provisions of this Section 4.04:

(i)  that it will hold all sums held by it as such agent for the payment of the principal of and accrued and unpaid interest and Additional Interest and Extension Fees, if any, on the Notes in trust for the benefit of the holders of the Notes;

(ii)  that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and accrued and unpaid interest and Additional Interest and Extension Fees, if any, on the Notes when the same shall be due and payable; and

(iii)  that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company will pay the principal of (including the Fundamental Change Repurchase Price), accrued and unpaid interest and Additional Interest and Extension Fees, if any, on the Notes not later than 9:00 a.m. (London time) one Business Day prior to the relevant Interest Payment Date, due date of any principal on any Notes or other due date for such payment.  The Company will pay or cause to be paid such amount to the account of the Paying Agent at the corporate trust administration office of the Trustee in London (located as of the date of this Indenture at Citibank, N.A. London Branch, 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England) in immediately available funds, an amount which shall be sufficient to pay the aggregate amount of interest or principal or both, or other amounts, as the case may be, becoming due in respect of the Notes on such payment date. The Company shall promptly notify the Trustee and the Paying Agent, two Business Days prior to each payment date, of its compliance with this paragraph. The Company shall procure that, before 9:00 a.m. (London time) on the third Business Day before each Payment Date, the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Trustee and the Paying Agent the payment instructions relating to such payment. The Paying Agent shall not be required to make any payment until it has received the full amount due to be paid to it pursuant to this Section 4.04. The Trustee or the Paying Agent shall not be liable to account for interest on money paid to it by the Company. Monies held by the Trustee or the Principal Paying and Transfer Agent need not be segregated from other funds held by them, except as required by law.

(b)  If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of (including the Fundamental Change Repurchase Price), accrued and unpaid interest and Additional Interest and Extension Fees, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest and Additional Interest and Extension Fees, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest and Additional Interest and Extension Fees, if any, on the Notes when the same shall become due and payable.

(c)  Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (including the Fundamental Change Repurchase Price), if any, accrued and unpaid interest and Additional Interest and Extension Fees, if any, on any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price), interest or Additional Interest or Extension Fees has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company deliver to the Depositary and cause to be published once, in a newspaper published in the English language customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.05.  Existence.  Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06.  Rule 144A Information Requirement and Annual Reports.  At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Ordinary Shares or ADSs issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes or any Ordinary Shares or ADSs issued upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Ordinary Shares or ADSs pursuant to Rule 144A under the Securities Act.  The Company shall take such further action as any holder or beneficial owner of such Notes or such Ordinary Shares or ADSs  may reasonably request to the extent required from time to time by applicable law to enable such holder or beneficial holder to sell such Notes or Ordinary Shares or ADSs in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b)  The Company shall send to the Trustee within fifteen days after the same is required to be filed with the Commission, copies of the annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database (or any successor thereto) shall be deemed delivered to the Trustee for purposes of this Section 4.06(b) at the time of such filing through the EDGAR database (or such successor); provided however, that the Trustee shall have no obligation whatsoever to determine if such filing has taken place.

(c)  Delivery of the reports, information and documents described in clause (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

(d)  If, at any time during the six-month period beginning on, and including, the date which is six months after the last original date of issuance of the Notes and ending on the date which is the one year anniversary of the last original date of issuance of the Notes, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable, or the Notes are not otherwise freely tradable by holders other than the Affiliates of the Company (as a result of restrictions pursuant to United States securities law or the terms of this Indenture or the Notes), the Company shall pay a one time Additional Interest payment in respect of the Notes in the amount of 0.50% of the principal amount of Notes outstanding.  The Company shall pay any Additional Interest pursuant to this Section 4.06(d) on the next Interest Payment Date to the record holders.

(e)  Unless:

(i)  the restrictive legend on the Notes has been removed,

(ii)  the Notes are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by holders other than Affiliates of the Company (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), and

(iii)  Ordinary Shares issuable upon conversion of the Notes by holders other than Affiliates of the Company may be deposited, and any restricted ADSs received upon the earlier conversion of the Notes by holders other than Affiliates of the Company may be cancelled and the Ordinary Shares represented thereby may be deposited, under the Deposit Agreement for freely tradable ADSs (with no restrictive legends and an unrestricted CUSIP), as of the 365th day after the last date of original issuance of the Notes offered hereby, the Company shall pay Additional Interest on the Notes at an annual rate equal to 0.50% of the aggregate principal amount of the Notes outstanding. So long as any of the conditions described in either (i), (ii) or (iii) of this Section 4.06(e) are not satisfied, the Company shall pay such Additional Interest on March 15 and September 15 of each year (after such 365th day) to the Person who is the holder of record of the Securities on the immediately preceding March 1 and September 1. As of the date each of the conditions in (i), (ii) and (iii) are satisfied, accrued and unpaid Additional Interest through such date shall be paid in Cash on the subsequent Interest Payment Date to the record holders.

(f)  The Company agrees not to purchase Notes without canceling them, and not to permit any of its Subsidiaries to do so.  Without prejudice to the preceding sentence, during the period of one year after the last original issuance of the Notes, the Company shall not, and shall not permit any of its Affiliates to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Notes shall be issued with a restricted CUSIP number.  Until such time as the Company notifies the Trustee to remove the restricted legend from the Notes, the restricted CUSIP will be the CUSIP number for the Notes. At such time as the Company notifies the Trustee to remove the restrictive legend from the Notes, subject to Section 2.05(c), such legend will be deemed removed from any Global Notes and an unrestricted CUSIP number for the Notes will be deemed to be the CUSIP number for the Notes.  At such time the Company shall also deliver to the ADS Depositary an opinion of counsel reasonably satisfactory to the ADS Depositary to the effect that ADSs received upon conversion of restricted Notes by holders other than Affiliates of the Company may have the restrictive legends removed.  The Company, at the same time, shall also provide for the removal of restrictive legends from any Ordinary Shares.

Section 4.07.  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.  Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each financial year (beginning with the financial year ending on December 31, 2008) or within 14 days upon request of the Trustee, an Officers’ Certificate stating that, to the best of the Company's knowledge as of a date being not more than five days before the date of the Officers' Certificate, (i) there has been no Default or Event of Default and (ii) whether or not there has been any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture, in each case since the date of this Indenture or the date of the last Officers' Certificate (if any), and, if so, specifying each such failure and the nature thereof.  The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Indenture other than if the Trustee receives a written notice described in this Section 4.08.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default or within 14 days upon request of the Trustee,  an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

Section 4.09.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5
LISTS OF NOTEHOLDERS AND REPORTS BY
THE COMPANY AND THE TRUSTEE

Section 5.01.  Lists of Noteholders.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen days after each March 1 and September 1 in each year, beginning with March 1, 2009, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02.  Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b)  Within five Business Days after the receipt by the Trustee of a written application by any three or more Noteholders stating that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by proof satisfactory to the Trustee that each such applicant has owned Notes for a period of at least six months preceding the date of such application (the Trustee, in the absence of bad faith and willful misconduct on the part of the Trustee, being entitled to rely on such proof without the need for any further inquiry), the Trustee shall, at its election, either (1) afford to such applicants access to all information so furnished to or received by the Trustee or (2) inform such applicants as to the approximate number of Noteholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to the Noteholders the form of proxy or other communications, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all Noteholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Noteholders or would be in violation of applicable law.

(c)  Every holder of a Note, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to this Section 5.02.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.  Each of the following shall be an “Event of Default”:

(a)  default for 30 days in payment of any interest (including any Extension Fee or Additional Interest) when due and payable on the Notes;

(b)  default in payment of principal of the Notes at maturity or upon required repurchase following a Fundamental Change or otherwise, when the same becomes due and payable;

(c)  default by the Company or any of its Subsidiaries in the payment of principal, interest when due under any other instruments of Indebtedness having an aggregate outstanding principal amount of $15.0 million (or its equivalent in any other currency or currencies) or more, and such default continues in effect after the expiration of any grace period or extension of time for payment applicable thereto;

(d)  default in the obligations of the Company to satisfy the Conversion Obligation upon exercise of a Noteholder's conversion right;

(e)  default in the notice obligations under Section 14.01;

(f)  default by the Company or any of its Subsidiaries under any instrument or instruments evidencing Indebtedness (other than the Notes) having an aggregate outstanding principal amount of $15.0 million (or its equivalent in any other currency or currencies) or more that results in the acceleration of maturity of such indebtedness;

(g)  (i) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case or proceeding;

(b)           consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(c)           consents to the appointment of a custodian of it or for all or substantially all of its property;

(d)           makes a general assignment for the benefit of its creditors; or

(e)           generally is not paying its debts as they become due; or

(ii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding;

(b)           appoints a custodian of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(c)           orders the winding up or liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(h)  default by the Company in the performance of any other covenants or agreements contained in this Indenture or the Notes for 60 days after written notice to the Company from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes.

Section 6.02.  Acceleration.  If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable.  Upon such a declaration of acceleration, all principal and accrued and unpaid interest (including any Extension Fee or Additional Interest) on the Notes will be due and payable immediately.  However, upon an Event of Default arising out of Section 6.01(g), the aggregate principal amount and accrued and unpaid interest (including any Extension Fee or Additional Interest) will be due and payable immediately.

Section 6.03.  Extension Fee.   Notwithstanding anything in this Indenture or in the Notes to the contrary (including Section 4.06(d)), if the Company so elects, the sole remedy of Noteholders for an Event of Default relating to any obligation to file reports as described under Section 4.06 shall, for the first 90 days after the occurrence of such an Event of Default, consist exclusively of the right to receive an extension fee on the Notes equal to 0.25% of the principal amount of the Notes (the “Extension Fee”) (such election, the “Extension Right”). If the Company exercises the Extension Right, the Extension Fee will be payable to all Noteholders of record on the Interest Record Date specified by the Company in its notice that it is electing to use the Extension Right (which will fall between the date of that notice and the date of the related Event of Default).  In no event shall Additional Interest accrue under the terms of this Indenture (taking into account any Extension Fee, together with Additional Interest or other amounts payable on the Notes as provided in Section 4.06(d) and Section 4.06(e)) at an annual rate in excess of 0.50% in the aggregate for any violations or default caused by the failure of the Company to be current in respect of its Exchange Act reporting obligations and for any other violation or default with respect to which a fee or Additional Interest is payable under Section 4.06(d) and Section 4.06(e).  On the 91st day after such Event of Default (if such violation is not cured or waived prior to such 91st day), the Notes will be subject to acceleration as provided in Section 6.02.  In the event the Company does not elect to pay the Extension Fee upon any such Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 6.02.

In order to exercise the Extension Right and elect to pay the Extension Fee as the sole remedy during the first 90 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, the Company must (i) notify all holders of Notes and the Trustee and Paying Agent of such election in writing prior to the close of business on the date on which such Event of Default occurs and (ii) pay such Extension Fee on or before the close of business on the date on which such Event of Default occurs.  If the Company fails to timely give such notice or pay any Extension Fee after giving the applicable notice, the Notes will be immediately subject to acceleration as provided in Section 6.02.

Section 6.04.  Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and Additional Interest and Extension Fees, if any, with interest on any overdue principal, interest and Additional Interest and Extension Fees, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest and accrued and unpaid Additional Interest and Extension Fees, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06 hereof, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.  Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including any Extension Fee or Additional Interest, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Fundamental Change Repurchase Price and the Cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and interest, including any Extension Fee or Additional Interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06.  Proceedings by Noteholders.  No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 6.09; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatsoever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders), or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein).  For the protection and enforcement of this Section 6.06, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of (including the Fundamental Change Repurchase Price upon repurchase pursuant to Section 14.01), and accrued and unpaid interest and any accrued and unpaid Extension Fee or Additional Interest, on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.07.  Proceedings by Trustee.  In case of an Event of Default the Trustee may in its sole discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08.  Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06 and Section 6.03, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.09.  Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.  The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from the Noteholders, or that would involve the Trustee in personal liability.  The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the holders of all of the Notes waive any past Default or Event of Default or rescind a declaration of acceleration hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest or any accrued and unpaid Extension Fee or Additional Interest, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to deliver Cash, Ordinary Shares or ADSs, as the case may be, or a combination of Cash and Ordinary Shares or ADSs, as applicable, upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each holder of an outstanding Note affected so long as, in each case, (x) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Defaults and Events of Default (other than as a result of (i) or (ii) above) that have become due solely by such declaration of acceleration, have been cured or waived.  Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.  Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of (i) a Default in the payment of the principal of, or accrued and unpaid interest or any accrued and unpaid Extension Fee or Additional Interest, on any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Fundamental Change Repurchase Price or (ii) a failure of the Company to deliver Cash, Ordinary Shares or ADSs or a combination of Cash and Ordinary Shares or ADSs, as applicable, upon conversion of the Notes, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

Section 6.11.  Undertaking to Pay Costs.  All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, accrued and unpaid interest or accrued and unpaid Additional Interest and Extension Fees, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13.

ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.01.  Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.  In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a)  prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)  the duties and obligations of the Trustee, Paying Agent and Conversion Agent shall be determined solely by the express provisions of this Indenture and the Trustee, Paying Agent and Conversion Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee, Paying Agent and Conversion Agent; and

(ii)  in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)  whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f)  if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g)  in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)  in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent;

(i)  none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, unless it receives security and indemnity satisfactory to it against any costs, loss, liability or expense;

(j)  the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(k)  the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.02.  Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 7.01:

(a)  the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, and upon an Event of Default, the Trustee shall be entitled to require all agents including the Paying Agent and the Conversion Agent, to act solely in accordance with its directions;

(b)  any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)  the Trustee, Paying Agent or Conversion Agent may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(g)  the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee, Paying Agent or Conversion Agent be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if the Trustee, Paying Agent or Conversion Agent has been advised of the likelihood of such loss or damage and regardless of the form of action or whether the claim for loss or damage is made in negligence, breach of contract or otherwise.  The Trustee, Paying Agent or Conversion Agent shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, except (1) any Default or Event of Default of which a Responsible Officer that is assigned to administer the Trustee's duties under this Indenture shall have actual knowledge or (2) any Default or Event of Default of which written notice shall have been given to the Trustee by the Company or by any holder of the Notes during any period it is serving as Note Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) or 6.1(f).

Section 7.03.  No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture other than the Trustee’s certificate of authentication.

Section 7.04.  Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.  The Trustee, in its individual or any other capacity, may deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship.  Any Paying Agent and Conversion Agent may do the same with like rights.

Section 7.05.  Monies to Be Held in Trust.  All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06.  Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee, Paying Agent, Conversion Agent and Note Registrar shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee or such agent, as the case may be, for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable fees, costs, charges, liabilities, expenses, disbursements and advances reasonably incurred or made and reasonably documented by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such fees, costs, charges, liabilities, expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith.  The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and to hold it harmless against, any and all loss, claim, damage, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending the Trustee against any claim (whether asserted by the Company, a Noteholder or any other Person) of liability in the premises.  The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for fees, costs, charges, liabilities, expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the holders of particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or Indebtedness of the Company (even though the Notes may be so subordinated).  The obligations of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 7.06 shall survive the termination or defeasance of this Indenture and the resignation or removal of the Trustee.  The Trustee shall notify the Company promptly of any claim of which a Responsible Officer receives written notice.

If a Default or Event of Default shall have occurred and the Trustee is required to perform duties during such Default or Event of Default that are not expressly contemplated, or if the Trustee is requested by the Company to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company will pay such additional remuneration as they may agree or, failing such agreement as to any of the matters in this Section 7.06 as determined by an independent international merchant or investment bank (acting as an expert) selected by the Trustee and the Company by mutual agreement.  The expenses involved in such nomination and such merchant or investment bank's fee will be paid by the Company.  The determination of such merchant or investment bank will be conclusive and binding on the Company, the Trustee and the holders of the Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.  Officers’ Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct, and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.  Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest, including, without limitation, by the Trustee becoming a creditor of the Company, the Trustee shall either (a) eliminate such interest within 90 days or (b) resign, in the manner provided by, and subject to the provisions of, this Indenture.

Section 7.09.  Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is organized and doing business under the laws of its jurisdiction of formation that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by an authority of such jurisdiction substantially equivalent to the supervision or examination applicable to United States institutional trustees and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Company or any other obligor with respect to the Notes may not serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.  If the Trustee shall fail or refuse to so resign or has or acquires any conflicting interest under Section 7.08, then (i) the Trustee shall, within 10 days after the expiration of such period, transmit notice of such failure or refusal to the Noteholders in the manner and to the extent provided in Section 15.03 and (ii) any Noteholders who have been the bona fide holder of Notes for at least six months may, notwithstanding Section 6.06 hereof, on behalf of such holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written request therefore by such holder of Notes to comply with the provisions of Section 7.08.

Section 7.10.  Resignation or Removal of Trustee.  The Trustee, Paying Agent or Conversion Agent may at any time resign, without giving reason, by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register.  Upon receiving such notice of resignation of a Paying Agent or Conversion Agent, the Company shall promptly appoint a successor Paying Agent or Conversion Agent.  Upon receiving notice of resignation of a Trustee, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders designate a successor trustee that is acceptable to the Company.

(b)  In case at any time any of the following shall occur:

(i)  the Trustee shall fail to comply with Section 7.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

(ii)  the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

(iii)  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)  The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.

(d)  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11.  Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.

Upon the reasonable written request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register.  If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.12.  Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13.  Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8
CONCERNING THE NOTEHOLDERS

Section 8.01.  Action by Noteholders.  Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the Record Date for determining Noteholders entitled to take such action.  The Record Date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.  Proof of Execution by Noteholders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Noteholders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03.  Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, and (subject to Section 2.03) accrued and unpaid interest and accrued and unpaid Additional Interest and Extension Fees, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon its order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04.  Company-Owned Notes Disregarded.  In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.  Revocation of Consents; Future Noteholders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9
NOTEHOLDERS’ MEETINGS

Section 9.01.  Purpose of Meetings.  A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)  to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 6;

(b)  to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)  to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02.  Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any Record Date pursuant to Section 8.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.  Call of Meetings by Company or Noteholders.  In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04.  Qualifications for Voting.  To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the Record Date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes on the Record Date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05.  Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Noteholders.  Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.  Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.  No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.  Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)  To cure any ambiguity or correct any omission, manifest error, defect or inconsistency in this Indenture;

(b)  to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c)  to add guarantees with respect to the Notes;

(d)  to appoint or otherwise provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(e)  to provide for exchange and related rights of holders of Notes in certain events such as the Company’s consolidation or merger or the sale of all or substantially all of the Company’s assets;

(f)  to make provision with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture;

(g)  to secure the Notes;

(h)  to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

(i)  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(j)  to add Events of Default with respect to the Notes;

(k)     to make any change that does not adversely affect the rights of any Noteholder in any material respect; provided that any amendment to conform the provisions of this Indenture and the Notes to the “Description of the Notes” section in the Offering Circular will not be deemed to be adverse to any holder; or

(l)  to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its sole discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.  Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes or waiving any past default; provided, however, that no such supplemental indenture shall:

(a)  reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;

(b)  reduce the rate of accrual of interest or modify the method for calculating interest or change the time for payment of interest on the Notes, including any Extension Fee;

(c)  reduce the principal of, or change the Maturity Date of, any Note;

(d)  make any change that impairs or adversely affects the conversion rights of any Notes;

(e)  modify the provisions with respect to Noteholders’ rights upon a Fundamental Change in a manner adverse to Noteholders, including the Company’s obligation to repurchase the Notes following a Fundamental Change;

(f)  change the place or currency of payment of principal or interest or any Extension Fee in respect of any Note;

(g)  impair the right of any holder to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note;

(h)  waive continuing Default or Event of Default regarding any payment on the Notes;

(i)  modify the conversion or repurchase provisions of the Notes in a manner adverse to the Noteholders;

(j)  adversely affect the ranking of the Notes as senior unsecured Indebtedness of the Company; or

(k)  make any change in this Article 10 that requires each Noteholder’s consent or in the waiver provisions in Section 6.01 or Section 6.09;

in each case without the consent of each holder of an outstanding Note affected.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.  After an amendment under this Indenture becomes effective, the Company shall mail to the holders a notice briefly describing such amendment.  However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 10.03.  Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.  Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.  Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  In addition to the documents required by Section 16.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.  Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)  the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, the United States of America, any State of the United States of America or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and

(b)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Upon any such consolidation, merger, conveyance, transfer or lease the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 11.01, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person.

Section 11.02.  Successor Corporation to Be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest and any accrued and unpaid Extension Fee or Additional Interest, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03.  Opinion of Counsel to Be Given to Trustee. No merger, consolidation, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12
IMMUNITY OF INCORPORATORS, SHAREHOLDERS,
OFFICERS AND DIRECTORS

Section 12.01.  Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of, or accrued and unpaid interest and any accrued and unpaid Extension Fee or Additional Interest on, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 13
CONVERSION OF NOTES

Section 13.01.  Conversion Privilege. Upon compliance with the provisions of this Article 13, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note prior to the close of business on the third Business Day preceding the Maturity Date at an initial Conversion Rate (the “Conversion Rate”) of 57.1428 Ordinary Shares (subject to adjustment as provided in Section 13.04 of this Indenture) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 13.02, the “Conversion Obligation”).  Subject to compliance with Section 13.02 of this Indenture, if Noteholders elect to receive ADSs in lieu of Ordinary Shares (by delivering a Notice of Conversion making such election), the Company will deposit as soon as practicable the Ordinary Shares deliverable upon conversion, subject to applicable laws and in accordance with the Indenture, with the ADS Depositary for the issuance of ADSs in accordance with the applicable terms and conditions of the Deposit Agreement.  Pursuant to the provisions of Section 13.02, the Company may elect to deliver Cash in lieu of any Ordinary Shares or ADSs that would otherwise be deliverable upon conversion of the Notes.

Section 13.02.  Conversion Procedures. (a) Subject to this Section 13.02, upon any conversion of any Note, the Company shall deliver to converting Noteholders, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 25 VWAP Trading Days during the applicable Observation Period.

The Settlement Amount will be delivered in Cash and Ordinary Shares to converting Noteholders on the third Scheduled Trading Day following the final VWAP Trading Day of the applicable Observation Period. The Company will also deliver to each converting Noteholder Cash in lieu of fractional Ordinary Shares or ADSs as set forth pursuant to clause (j) below.

The Daily Settlement Amounts and the Daily Conversion Values shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values and the amount of Cash deliverable in lieu of fractional Ordinary Shares or ADSs (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts and the Daily Conversion Values and the amount of Cash deliverable in lieu of fractional Ordinary Shares or ADSs.  The Trustee and the Conversion Agent shall have no responsibility for any such determination.

By the close of business on the Business Day immediately preceding the first Scheduled Trading Day of the relevant Observation Period (or, with respect to any Conversion Date for Notes that occurs on or after the 30th Scheduled Trading Day immediately preceding the Maturity Date, on or prior to such 30th Scheduled Trading Day), the Company may elect to settle all (but not less than all) of the Daily Share Amounts for the relevant Observation Period in Cash (the “Cash Election”) instead of Ordinary Shares or ADSs, and the Company will concurrently notify the Noteholders and the Trustee of such election (the “Cash Election Notice”).  The Company will treat all Noteholders with the same Observation Period in the same manner.  The Company will not, however, have any obligation to settle its conversion obligations arising with respect to different Observation Periods in the same manner.  If the Company makes a Cash election, the amount of Cash that the Company will deliver in lieu of Ordinary Shares in respect of each VWAP Trading Day in the relevant Observation Period will equal the difference between such Daily Conversion Value and $40.  If the Company does not make a Cash Election, it must settle 100% of the Daily Share Amount for each VWAP Trading Day in such Observation Period with Ordinary Shares or ADSs; provided that the Company will pay Cash in lieu of any fractional Ordinary Shares or ADSs based on the Daily VWAP of the Ordinary Shares on the last VWAP trading day of the applicable Observation Period.

(b) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to the amount of interest and additional interest, if any, payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 13.02(h) (as calculated by the holder and confirmed by the Company) and, if required, all transfer or similar taxes, if any, and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent (which Notice of Conversion shall certify such Noteholder’s status as an affiliate or non-affiliate, as the case may be, of Company within the meaning of Rule 144) and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any Ordinary Shares or ADSs, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, pay funds equal to the amount of interest and additional interest, if any, payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 13.02(h), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any as set forth in Section 13.02(e).  The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 within one Business Day of such conversion.  The Notice of Conversion must also state whether the converting holder wishes to receive Ordinary Shares or (subject to compliance with the procedures described in this Indenture) ADSs in respect of the holder’s conversion right.  No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 14.02.

(c)  A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in clause (b).  Except as provided in Section 13.03(c), the Company shall pay and deliver, as the case may be, the Cash and Ordinary Shares or ADSs due in respect of its Conversion Obligation on the third Scheduled Trading Day immediately following the last VWAP Trading Day of the Observation Period.  If any Ordinary Shares or ADSs are due to converting Noteholders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Noteholder, or such Noteholder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full Ordinary Shares or ADSs, as applicable, to which such Noteholder shall be entitled in satisfaction of such Conversion Obligation.

(d)  In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(e)  If a holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, with respect to the issuance of Ordinary Shares or ADSs, if any, upon the conversion.  However, the holder shall pay any such tax that is due because the holder requests any Ordinary Shares or ADSs to be issued in a name other than the holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Ordinary Shares or ADSs being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the Ordinary Shares or ADSs are to be issued in a name other than the holder’s name.  The Company will pay all applicable deposit fees due under the Deposit Agreement in connection with the deposit of Ordinary Shares issued upon conversion of the Notes with the ADS Depositary in exchange for the issuance of ADSs.  Nothing herein shall preclude any tax withholding required by law or regulations.

(f)  Except as provided in Section 13.04, no adjustment shall be made for dividends on any Ordinary Shares issued, or represented by ADSs issued, upon the conversion of any Note as provided in this Article.

(g)  Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than Citibank, N.A., London Branch.

(h)  Upon conversion, a Noteholder shall not receive any additional Cash payment for accrued and unpaid interest or any Extension Fee or Additional Interest, except as set forth below.  The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and any Extension Fee or Additional Interest, to, but not including, the Conversion Date.  As a result, accrued and unpaid interest and any Extension Fee and Additional Interest, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the preceding sentence, if Notes are converted after the close of business on an Interest Record Date, holders of such Notes as of the close of business on the Interest Record Date will receive the interest, Extension Fee and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest, Extension Fee and Additional Interest, if any, payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Note or (3) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date.  Except as described above, no payment or adjustment will be made for accrued and unpaid interest and Additional Interest and Extension Fee, if any, on converted Notes.

In the event the principal amount of a Note at the Maturity Date is paid to a Noteholder who has instead submitted that Note for conversion between the Interest Record Date immediately preceding the Maturity Date and the close of business on the third Business Day preceding the Maturity Date, such converting Holder shall return such principal payment promptly to the Company.  Such converting Holder shall instead be entitled to receive the Daily Settlement Amount for each of the 25 VWAP trading days during the related Observation Period.  None of the Trustee nor the Paying Agent assumes any liability in connection with such payments of principal, including the failure or delay of such converting Holders to return redemption payments made in connection with converted Notes.

(i)  The Person in whose name the certificate for any Ordinary Shares or ADSs delivered upon conversion is registered shall be treated as a holder of record as of the close of business on the last VWAP Trading Day of the applicable Observation Period; provided however, if such last VWAP Trading Day of the applicable Observation Period occurs on any date when the share transfer books of the Company or the ADS Depositary, as applicable, shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such Ordinary Shares or ADSs due upon conversion as the record holder or holders of such Ordinary Shares or ADSs on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such Ordinary Shares or ADSs as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such share transfer books are open.  Upon conversion of Notes, such Person shall no longer be a Noteholder with respect to such Notes.

(j)  For each Note surrendered for conversion, the number of full Ordinary Shares or ADSs that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Share Amounts for the applicable Observation Period and any fractional Ordinary Shares or, for holders electing to receive ADSs, fractional ADSs, remaining after such computation shall be paid in Cash.  If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full Ordinary Shares or ADSs, as the case may be, that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.  The Company shall not issue fractional shares of Ordinary Shares or ADSs upon conversion of Notes.  Instead, the Company shall pay Cash in lieu of fractional Ordinary Shares or ADSs by, (i) in the case of fractional Ordinary Shares, multiplying the Daily VWAP of a full Ordinary Share on the last VWAP Trading Day of the related Observation Period by the fractional amount and rounding the product to the nearest whole cent and (ii) in the case of a fractional ADS, multiplying the Daily VWAP of a full Ordinary Share on the last VWAP Trading Day of the related Observation Period by the applicable number of Ordinary Shares represented by an ADS multiplied by the fraction amount of the ADS and rounding the product to the nearest whole cent. The Company shall determine the number of fractional Ordinary Shares or ADSs for which Cash shall be delivered by aggregating (i) all Notes a holder surrenders for conversion and (ii) fractional Ordinary Shares included in the Daily Settlement Amounts over the entire related Observation Period rather than delivering Cash in lieu of fractional shares for (x) each individual Note of such holder surrendered for conversion or (y) each day of the related Observation Period.

(k)  When Noteholders surrender Notes for conversion, the Conversion Agent may direct them to surrender their notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated institution must agree to deliver, in exchange for Notes, the Cash payment in U.S. dollars and the number of Ordinary Shares issuable upon conversion or ADSs representing such Ordinary Shares (if any). If the designated institution accepts any such Notes, it will deliver the appropriate consideration to Noteholders. Any Notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, the Company will, as promptly as practical thereafter, but not later than the third Business Day following the Conversion Date, convert the Notes and deliver to Noteholders the Cash payment and the number of Ordinary Shares or ADSs issuable upon conversion (if any).

The Company's designation of an institution to which the Notes may be submitted for exchange does not require the institution to accept any Notes. If the designated institution declines to accept any notes surrendered for exchange, the Company will convert those Notes into the Cash payment and the number of Ordinary Shares or ADSs issuable upon conversion (if any).

Section 13.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Fundamental Changes.

(a)  Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 13, at any time from, and including, the date that a Fundamental Change becomes effective (the “Effective Date”) until, and including, the third Business Day preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 13.03, otherwise apply to such Note pursuant to this Article 13, plus an amount equal to the Make-Whole Conversion Rate Adjustment.

As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Fundamental Change, the amount set forth in the following table that corresponds to the Make-Whole Reference Date and the Share Price for such Fundamental Change, all as determined by the Company:

	Share Price
Make-Whole Reference Date	US$13.965	US$14.50	US$15.00	US$16.25	US$17.50	US$18.75	US$20.00	US$22.50	US$25.00	US$27.50	US$30.00	US$35.00	US$40.00	US$45.00	US$50.00
September 9, 2008	14.4646	13.1212	11.9973	9.6589	7.8527	6.4445	5.3369	3.7556	2.7283	2.0393	1.5627	0.9738	0.6410	0.4342	0.2958
September 15, 2009	14.0714	12.5799	11.3434	8.8062	6.8935	5.4445	4.3410	2.8442	1.9430	1.3834	1.0234	0.6148	0.4012	0.2722	0.1857
September 15, 2010	13.6492	11.8798	10.4265	7.5103	5.4093	3.9102	2.8485	1.5734	0.9396	0.6164	0.4423	0.2742	0.1904	0.1351	0.0940
September 15, 2011	14.4646	11.8227	9.5238	4.3956	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided however, that:

(i)  if the actual Share Price of such Fundamental Change is between two Share Prices listed in the table above under the columns titled “Share Price,” or if the actual Make-Whole Reference Date of such Fundamental Change is between two Make-Whole Reference Dates listed in the table above in the row immediately below the title “Make-Whole Reference Date,” then the Make-Whole Conversion Rate Adjustment for such Fundamental Change shall be determined by the Company by linear interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Share Prices, or for such earlier and later Make-Whole Reference Date based on a 365 day year, as applicable;

(ii)  if the actual Share Price of such Fundamental Change is greater than $50.00 per share (subject to adjustment in the same manner as the Share Price as provided in clause (iii) below), or if the actual Share Price of such Fundamental Change is less than $13.965per share (subject to adjustment in the same manner as the Share Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 13.03 shall not require the Company to increase the Conversion Rate with respect to such Fundamental Change;

(iii)  if an event occurs that requires, pursuant to this Article 13 (other than solely pursuant to this Section 13.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Share Price” shall be deemed to be adjusted so that such Share Price, at and immediately after such time, shall be equal to the product of (1) such Share Price as in effect immediately before such adjustment to such Share Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 13, immediately after such adjustment to the Conversion Rate;

(iv)  each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 13.04; and

Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 13.04 in respect of a Fundamental Change.

(b)  In the event of a Fundamental Change, the Company shall notify the Noteholders and the Trustee of the occurrence of such Fundamental Change no later than the Effective Date.  The Company shall issue a press release on such date indicating the Effective Date.  If holders are entitled to a Make-Whole Conversion Rate Adjustment, each such press release shall also state that in connection with such Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes and the amount by which the Conversion Rate has been so increased (along with a description of how such increase is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase).

(c)  The Company will settle conversions of Notes converted in connection with a Fundamental Change as provided in Section 13.02(c); provided however that in connection with a Fundamental Change in which holders of Ordinary Shares (including the ADS Depositary or its nominee as the holder of Ordinary Shares represented by the ADSs) receive only Cash consideration for their Ordinary Shares (in a single per-share amount, other than with respect to appraisal and similar rights), the Company shall settle conversions by delivering, on the third Business Day after the Conversion Date, for each $1,000 principal amount of Notes, an amount of Cash equal to (i) the applicable Conversion Rate on the Conversion Date, increased by additional shares, if any, calculated as set forth in this Section 13.03, multiplied by (ii) the per-share amount of cash consideration paid in such Fundamental Change.  Such cash shall be translated into Dollars, if necessary, at the exchange rate in effect on the Effective Date.

Section 13.04.  Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)  If the Company issues solely Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share split or share combination of Ordinary Shares, the Conversion Rate will be adjusted based on the following formula:

where

CR0	=
the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CR1	=	the Conversion Rate in effect as of the opening of business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be; and

OS1	=
the number of Ordinary Shares that would be outstanding as of the opening of business on the Ex-Date for such dividend or distribution immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective on (x) the Ex-Date for such dividend or other distribution or (y) the date on which such share split or share combination becomes effective, as applicable.  If any dividend or distribution described in this Section 13.04(a) is declared but not paid or made, or the outstanding Ordinary Shares are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding Ordinary Shares, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)  In case the Company shall distribute to all or substantially all holders of its Ordinary Shares any rights or warrants entitling them for a period of not more than 60 days after the date of such distribution to subscribe for or purchase Ordinary Shares at a price per share less than the average of the Reference Prices of the Ordinary Shares for the ten consecutive VWAP Trading Day period ending on and including the VWAP Trading Day immediately preceding the Ex-Date for such distribution, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect as of the opening of business on the Ex-Date for such distribution;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Ex-Date for such distribution;

X	=	the total number of Ordinary Shares issuable pursuant to such rights or warrants; and

Y	=
the number of Ordinary Shares equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Reference Prices of the Ordinary Shares for the ten consecutive VWAP Trading Day period ending on and including the VWAP Trading Day immediately preceding the Ex-Date for such distribution.

Such adjustment shall become effective on the Ex-Date for such distribution.  The Company shall not issue any such rights or warrants in respect of the Ordinary Shares held in treasury by the Company.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than the average of the Reference Prices of the Ordinary Shares for the ten consecutive VWAP Trading Day period ending on and including the VWAP Trading Day immediately preceding the Ex-Date for such distribution, and in determining the aggregate price payable to exercise such rights and warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than Cash, to be determined by the Board of Directors or a committee thereof.  If any right or warrant described in this Section 13.04(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if the right or warrant had not been issued.

(c)  In case the Company shall distribute Capital Stock, evidences of its Indebtedness or other of its assets or property other than (i) dividends or distributions (including share splits) covered by Section 13.04(a) and Section 13.04(b), (ii) dividends or distributions paid exclusively in cash and covered by Section 13.04(d), and (iii) Spin-Offs to which the provisions set forth below in this Section 13.04(c) shall apply, to all or substantially all holders of its Ordinary Shares, then, in each such case the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect as of the opening of business on the Ex-Date for such distribution;

SP0	=
the average of the Reference Prices of the Ordinary Shares over the ten consecutive VWAP Trading Day period ending on and including the VWAP Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors or a committee thereof) of the Capital Stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding Ordinary Shares on the Ex-Date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive on conversion in respect of each Note held by such Noteholder, in addition to the number of Ordinary Shares which such holder is entitled to receive, the amount and kind of securities and assets such holder would have received had such holder already owned a number of Ordinary Shares equal to the Conversion Rate immediately prior to the Record Date for the distribution of the securities or assets.  Such adjustment shall become effective on the Ex-Date for such distribution.

With respect to an adjustment pursuant to this Section 13.04(c) where there has been a dividend or other distribution on the Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, in a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the Spin-Off will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the effective date of the Spin-Off;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share over the ten consecutive VWAP Trading Day period beginning on and including the VWAP Trading Day immediately following the effective date of the Spin-Off; and

MP0	=
the average of the Reference Prices of the Ordinary Shares over the ten consecutive VWAP Trading Day period beginning on and including the VWAP Trading Day immediately following the effective date of the Spin-Off.

The adjustment to the Conversion Rate pursuant to the preceding paragraph of this Section 13.04(c) shall become effective as of the close of business on the effective date of the Spin-Off.  In respect of conversions for which any portion of the Observation Period occurs within the ten consecutive VWAP Trading Day period beginning on and including the VWAP Trading Day immediately following the effective date of the Spin-Off, the applicable Conversion Rate for each such VWAP Trading Day shall be adjusted as described in this Section 13.04(c), but references to ten consecutive VWAP Trading Days shall be deemed replaced with such lesser number of VWAP Trading Days as have elapsed between the effective date of such Spin-Off and such VWAP Trading Day in determining the applicable Conversion Rate for such VWAP Trading Day.

Subject in all respect to Section 13.10, rights or warrants distributed by the Company to all holders of its Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 13.04 (and no adjustment to the Conversion Rate under this Section 13.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 13.04(c), Section 13.04(a), and Section 13.04(b), any dividend or distribution to which this Section 13.04(c) is applicable that also includes Ordinary Shares, or rights or warrants to subscribe for or purchase Ordinary Shares to which Section 13.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital other than such Ordinary Shares or rights or warrants to which Section 13.04(c) applies (and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Ordinary Shares or such rights or warrants (and any further Conversion Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Date for such dividend or distribution shall be substituted as “the Ex-Date” and “the Ex-Date for such distribution” within the meaning of Section 13.04(a) and Section 13.04(b) and (B) any Ordinary Shares included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be” within the meaning of Section 13.04(a) or “outstanding immediately prior to the Ex-Date for such distribution” within the meaning of Section 13.04(b).

If any dividend or distribution described in this Section 13.04(c) is declared but not paid or made, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

In no event shall the Conversion Rate be decreased pursuant to this Section 13.04(c).

(d)  If the Company pays any cash dividend or distribution to all or substantially all holders of the Ordinary Shares, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect as of the opening of business on the Ex-Date for such dividend or distribution;

SP0	=
the average of the Reference Prices of the Ordinary Shares during the ten consecutive VWAP Trading Day period ending on and including the VWAP Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Ordinary Shares.

Any adjustment made pursuant to this Section 13.04(d) shall become effective on the Ex-Date for such dividend or distribution.  If any such dividend or distribution described in this Section 13.04(d) is declared but not paid or made, the Conversion Rate shall be immediately readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

In no event shall the Conversion Rate be decreased pursuant to this Section 13.04(d).

(e)  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Ordinary Shares and the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Reference Prices of the Ordinary Shares over the ten consecutive VWAP Trading Day period beginning on and including the VWAP Trading Day immediately following the last date on which the tender or exchange offer expires (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect as of the close of business on the Expiration Date;

CR1	=	the Conversion Rate in effect as of the opening of business on the day immediately following the Expiration Date;

AC	=
the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding as of the close of business on the Expiration Date (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of Ordinary Shares outstanding as of the opening of business on the day immediately following the Expiration Date (after giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Reference Prices of the Ordinary Shares over the ten consecutive VWAP Trading Day period beginning on and including the VWAP Trading Day immediately following the Expiration Date.

Such adjustment shall become effective as of the close of business on the Expiration Date.  In respect of conversions for which any portion of the Observation Period occurs within the ten consecutive VWAP trading days beginning on and including the VWAP Trading Day immediately following the Expiration Date, but references in this Section 13.04(e) with respect to ten consecutive VWAP Trading Days shall be deemed replaced with such lesser number of VWAP Trading Days as have elapsed between the Expiration Date and such VWAP Trading Day in determining the applicable Conversion Rate for such VWAP Trading Day.

If:

(1) any distribution or transaction described in Sections 13.04(a) through (e) has not yet resulted in an adjustment to the Conversion Rate on a given VWAP Trading Day within the Observation Period applicable to Notes that Noteholders have converted; and

(2) the shares Noteholders will receive in respect of such VWAP Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related Record Date or otherwise);

then the Company shall adjust the number of Ordinary Shares that it will deliver to Noteholders in respect of the relevant VWAP Trading Day to reflect the relevant distribution or transaction.

If the Company is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected.  In no event shall the Conversion Rate be decreased pursuant to this Section 13.04(e).

(f)  The term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares (or other security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)  Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for shares of its Ordinary Shares or the right, option or warrant to purchase Ordinary Shares or such convertible or exchangeable securities.

(h)  Notwithstanding this Section 13.04 or any other provision of this Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any Ex-Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on and including the close of business on the last VWAP Trading Day of a related Observation Period, the Board of Directors shall make adjustments to the Conversion Rate and the amount of Cash or number of Ordinary Shares issuable upon conversion of the Notes, as the case may be, as are necessary or appropriate to effect the intent of this Section 13.04 and the other provisions of this Article 13 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.  Any adjustment made pursuant to this Section 13.04(h) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i)  In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of the NASDAQ Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Ordinary Shares (including Ordinary Shares represented by ADSs) or rights to purchase Ordinary Shares in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased pursuant to this Section 13.04(i), the Company shall mail to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.  The Company shall not take any action that would result in adjustment of the Conversion Rate (A) without complying with NASDAQ Market Rule 4350 (which requires shareholder approval of certain issuances of shares), if applicable, or (B) in such a manner as to result in the reduction of the Conversion Price to less than the par value per Ordinary Share.

(j)  The applicable Conversion Rate will not be adjusted:

(i)  upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(ii)  upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)  upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection (j) and outstanding as of the date the Notes were first issued;

(iv)  for a change in the par value of the Ordinary Shares;

(v)  for accrued and unpaid interest, including any Extension Fee or Additional Interest; or

(vi)  for any transactions described in this Section 13.04 if Noteholders participate (as a result of holding the Notes and at the same time as holders of Ordinary Shares participate) in any of the transactions described in this Section 13.04 as if such Noteholders held a number of Ordinary Shares equal to the applicable Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

(k)  All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an Ordinary Share.

(l)  The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate.  However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Notes (with such adjustments to be made on each day and for each adjustment event occurring during the applicable Observation Period), (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(m)  Except as described in this Article 13, the Company shall not adjust the Conversion Rate.

(n)  Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 of this Indenture, within ten days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(o)  For purposes of this Section 13.04, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.  The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.

Section 13.05.  Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, sufficient Ordinary Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 13.06.  Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of (i) any Fundamental Change described in clause (c) of the definition thereof, (ii) any reclassification or change of the outstanding Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 13.04(a)), (iii) any consolidation, binding share exchange, recapitalization, merger, combination or other similar event involving the Company, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Ordinary Shares would be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Ordinary Shares (any such event a “Merger Event”), then:

(a)  the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01 providing for the conversion and settlement of the Notes as set forth in this Indenture.  Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13.  If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 14 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 13.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within twenty days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b)  Subject to the provisions of Section 13.01 and Section 13.03, at and after the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes as set forth in Section 13.02 will be changed to a right to convert such Note into (x) cash and the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one Ordinary Share immediately prior to such Merger Event would have owned or been entitled to receive in consideration for such one Ordinary Share (the “Reference Property”) multiplied by (y) the Conversion Rate effective immediately prior to such Merger Event and (ii) the related Conversion Obligation shall be settled as set forth under clause (c) below.  The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 13.06.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Merger Event.

(c)  With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in Reference Property in accordance with Section 13.02 as follows:

(i)  The Company will deliver in respect of each $1,000 principal amount of Notes being converted, an amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive VWAP Trading Days during the applicable Observation Period for such Notes.

(ii)  The Company will deliver the Cash in lieu of fractional units of Reference Property as set forth pursuant to Section 13.02(j) (provided that the amount of such Cash shall be determined as if references in such Section to “the Reference Price of the Ordinary Shares” were instead a reference to “the Last Reported Sale Price of the Reference Property”).

(iii)  The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.

(iv)  For purposes of this Section 13.06, if the types and amounts of consideration that holders of the Ordinary Shares would be entitled to receive in any Merger Event with respect to or in exchange for such Ordinary Shares is based in part upon any form of shareholder election, the Reference Property will be deemed to be (A) if holders of the majority of the Ordinary Shares affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of the Ordinary Shares that affirmatively make such an election with respect to or in exchange for each Ordinary Share or (B) if the holders of a majority of the Ordinary Shares do not affirmatively make such an election, the types and amount of consideration actually received by such holders (the “Weighted Average Consideration”).

(v)  The Company shall notify the holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d)  The above provisions of this Section shall similarly apply to successive Merger Events.

Section 13.07.  Certain Covenants. The Company covenants that all Ordinary Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof and, if so elected by a Noteholder as provided in this Indenture, to arrange for delivery of ADSs to such Noteholder upon conversion of such holder’s Notes instead of Ordinary Shares by delivering to the Custodian (as defined in the Deposit Agreement) (the “ADS Custodian”) such Ordinary Shares as are required for the issuance of the ADSs by the ADS Depositary upon conversion of the Notes, plus written delivery instructions (if requested by the ADS Custodian) for such ADSs, a Conversion Notice duly completed and executed by each Noteholder surrendering such Notes for conversion certifying such Noteholder’s status as an affiliate or non-affiliate, as the case may be, of the Company within the meaning of Rule 144 and any other information or documentation required by the ADS Depositary or the ADS Custodian in connection with each deposit of the Ordinary Shares and issuance and delivery of the ADSs.

(b)  The Company covenants that, if any Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)  The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs.  The Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Notes and the Deposit Agreement upon conversion of the Notes.

(d)  The Company further covenants that if at any time the Ordinary Shares or ADSs shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the Ordinary Shares or ADSs shall be so listed on such exchange or automated quotation system, any Ordinary Shares or ADSs issuable upon conversion of the Notes.

Section 13.08.  Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares or ADSs, or of any securities, property or Cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or share certificates or other securities or property or Cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 13.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.09.  Notice to Noteholders Prior to Certain Actions. In case:

(a)  the Company shall declare a dividend (or any other distribution) on its Ordinary Shares that would require an adjustment in the Conversion Rate pursuant to Section 13.04; or

(b)  the Company shall authorize the granting to all of the holders of its Ordinary Shares of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or

(c)  of any reclassification of the Ordinary Shares of the Company (other than a subdivision or combination of its outstanding Ordinary Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at its address appearing on the Note Register, provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 13.10.  Shareholder Rights Plans. To the extent that the Company has a shareholder rights or similar plan or other “poison pill” in effect upon conversion of the Notes, each Noteholder will receive, in addition to any Ordinary Shares or ADSs and in lieu of any adjustment to the Conversion Rate, the preferred shares or any other securities or rights made to the holders of the Company’s Ordinary Shares (including the ADS Depositary or its nominee as the holder of Ordinary Shares represented by the ADSs) under such plan, whether or not such securities or rights were issued or distributed prior to conversion.  Any distribution of such securities or rights pursuant to a rights or similar plan or other poison pill will not trigger a Conversion Rate adjustment pursuant to Section 13.04 so long as the Company has made proper provision to provide that Noteholders will, to the extent they receive any Ordinary Shares or ADSs representing such shares upon conversion, also receive such securities or rights in accordance, to the extent relevant, with the terms of the Deposit Agreement.

ARTICLE 14
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 14.01.  Repurchase at Option of Noteholders upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase for Cash all of such holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 days and not more than 35 days after the date of the Fundamental Change Repurchase Right Notice, subject to extension to comply with applicable law, at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including any Extension Fee or Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to holders of the Notes as of the preceding Interest Record Date and the Fundamental Change Repurchase Price payable to the holder surrendering the Note for repurchase pursuant to this Article 14 shall be equal to the principal amount of Notes subject to repurchase.  Repurchases of Notes under this Section 14.01 shall be made, at the option of the holder thereof, upon:

(i)  delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto on or prior to the third Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)  delivery or book-entry transfer of the Notes to the Paying Agent no later than the third Business Day preceding the Fundamental Change Repurchase Date (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in London, England, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 14.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)  if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)  the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)  that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 14.01 shall be consummated by the payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 14.03(a).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 14.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 14.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

The Trustee shall not be required to take any steps to ascertain whether a Fundamental Change or any event which could lead to the occurrence of a Fundamental Change has occurred and shall not be liable to any person for any failure to do so.

(b)  On or before the 15th day after the occurrence of the effective date of a Fundamental Change, the Company shall mail or cause to be mailed in accordance with Section 15.03 to all holders of record of the Notes, the Trustee and the Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof.  Simultaneously with the providing of such notice, the Company will also issue a press release and publish the information through a public medium customary for such press releases.  Each Fundamental Change Repurchase Right Notice shall specify:

(i)  the events causing the Fundamental Change;

(ii)  the date of the Fundamental Change;

(iii)  the last date on which a holder may exercise the repurchase right pursuant to this Article 14, if applicable;

(iv)  the Fundamental Change Repurchase Price, if applicable;

(v)  the Fundamental Change Repurchase Date, if applicable;

(vi)  the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)  the applicable Conversion Rate, and any adjustments to the applicable Conversion Rate, including any additional shares, if applicable;

(viii)  that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)  that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the third Business Day prior to the Fundamental Change Repurchase Date; and

(x)  the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.

(c)  Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(d)  In connection with any purchase offer, the Company will:

(i)  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act,

(ii)  file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

(iii)  otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.

(e)  the Company will not be required to repurchase any Notes pursuant to this Section 14.01 if a third party makes an offer to purchase Notes in the manner, at the times and otherwise in compliance with the repurchase requirements set forth in this Indenture applicable to a repurchase made by the Company, and purchases all Notes validly tendered and not withdrawn under such purchase offer.

Section 14.02.  Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 14.02 at any time prior to the third Business Day prior to the Fundamental Change Repurchase Date, specifying:

(i)  the name of the Noteholder;

(ii)  the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Notes in respect of which such notice of withdrawal is being submitted are represented by a Global Note,

(iii)  the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(iv)  the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the withdrawal notice must comply with appropriate procedures of the Depositary.

Section 14.03.  Deposit of Fundamental Change Repurchase Price. The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on the Business Day immediately preceding the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 14.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 14.01 in accordance with this Indenture.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)  If by the Business Day following the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes will cease to be outstanding, (ii) interest, including any Extension Fee or Additional Interest, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, including any Extension Fee or Additional Interest, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

(c)  Upon surrender of a Note that is to be repurchased in part pursuant to Section 14.01, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 15
MISCELLANEOUS PROVISIONS

Section 15.01.  Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02.  Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful successor of the Company.

Section 15.03.  Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if sent by prepaid courier or given or served by being deposited with first class postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Shanda Interactive Entertainment Limited, No. 1 Office Building, No. 690 Bibo Road, Pudong New Area, Shanghai 201203, People’s Republic of China, Attention: Chief Financial Officer, with a copy to Davis Polk & Wardwell, The Hong Kong Club Building, 18th Floor, 3A Chater Road, Hong Kong, Attention: James C. Lin.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by a facsimile transmission, prepaid courier or by being deposited with first class postage prepaid in a post office letter box addressed to the Corporate Trust Office.

Any notice, direction, request or demand hereunder to or upon the Paying Agent, Note Registrar, Custodian and Conversion Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by a facsimile transmission, prepaid courier or by being deposited with first class postage prepaid in a post office letter box addressed to Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, England.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language.

Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 15.04.  Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Note.

As long as any of the Notes remain outstanding or the parties hereto have any obligation under this Indenture, the Company shall have an authorized agent upon whom process may be served in any such legal action or proceeding.  Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if the Company fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.  The Company hereby appoints CT Corporation System of 111 Eighth Avenue, New York, New York 10011, U.S.A., as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Company to the fullest extent permitted by law.

Section 15.05.  Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. (a)  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)     an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)     a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)   a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)   a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 15.06.  Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 15.07.  No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 15.08.  Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.09.  Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.10.  Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 14.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 15.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Signatory

Section 15.11.  Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.12.  Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 15.13.  Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.14.  Calculation Agent. The Company or its calculation agents will be responsible for making all calculations under this Indenture and the Notes.  These calculations include, but are not limited to, determinations of the Reference Price of the Ordinary Shares, any accrued interest payable on the Notes, the Conversion Rate of the Notes and the adjustments required to be made to such Conversion Rate.  All such calculations will be made in good faith and, absent manifest error, will be final and binding on Noteholders.  The Company or its calculation agents shall provide a schedule of such calculations to the Trustee and the Conversation Agent, and the Trustee, the Paying Agent, the Note Registrar and the Conversion Agent shall be entitled to rely on the accuracy of any such calculation.  The Company, upon request, shall provide a copy of such calculations to the Trustee and the Conversion Agent, as required, and the Trustee and the Conversion Agent are entitled to rely on the accuracy of such calculations without independent verification.  The Trustee and/or the Conversion Agent will forward the Company’s calculations to any holder of notes upon the request of the holder.

Section 15.15.  Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or interest, if any, including any Extension Fee or Additional Interest on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the Business Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 15.16.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, existing or future law or regulation, any existing or future act of governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SHANDA INTERACTIVE ENTERTAINMENT LIMITED, the Issuer

By:	/s/ Tianqiao Chen
	Name:	Tianqiao Chen
	Title:	Chief Executive Officer

CITICORP INTERNATIONAL LIMITED, as Trustee

By:	/s/ Susan Spear
	Name:	Susan Spear
	Title:	Vice President

CITIBANK, N.A., London Branch, as Paying Agent, Note Registrar, Custodian and Conversion Agent

By:	/s/ Susan Spear
	Name:	Susan Spear
	Title:	Vice President

[Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[THE SALE OF THIS NOTE AND THE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES, IF ANY, ISSUABLE ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL NOT (1) WITHIN THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) AND THE LAST DATE THAT SHANDA INTERACTIVE ENTERTAINMENT LIMITED (THE “COMPANY”) OR ITS AFFILIATES WERE OWNERS OF SUCH NOTES OR ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTES AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OR (2) WITH RESPECT TO ANY AMERICAN DEPOSITARY SHARES, AT ANY TIME UNTIL THE DEPOSITARY REMOVES THE RELEVANT RESTRICTIVE LEGENDS FROM THE AMERICAN DEPOSITARY RECEIPTS EVIDENCING THE AMERICAN DEPOSITARY SHARES REPRESENTING THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH NOTE, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH NOTE OR ANY AMERICAN DEPOSITARY SHARES REPRESENTING SUCH ORDINARY SHARES, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (D) ABOVE, WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE COMPANY HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OR, IN THE CASE OF AMERICAN DEPOSITARY SHARES, AT ANY TIME UNTIL THE DEPOSITARY REMOVES THE RESTRICTIVE LEGENDS FROM THE AMERICAN DEPOSITARY RECEIPTS EVIDENCING SUCH AMERICAN DEPOSITARY SHARES, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY PURCHASE OR SELL THIS NOTE PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES).

THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE DEPOSIT AGREEMENT DATED AS OF MAY 17, 2004 AMONG THE COMPANY, THE BANK OF NEW YORK MELLON, AS DEPOSITARY (THE “DEPOSITARY”), AND ALL OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS ISSUED THEREUNDER.  IN CERTAIN CIRCUMSTANCES, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THE NOTE WILL BE RESTRICTED AMERICAN DEPOSITARY SHARES AND WILL BE SUBJECT TO TRANSFER RESTRICTIONS AS AGREED TO BETWEEN THE DEPOSITARY AND THE COMPANY.

IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES, THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTE OR THE AMERICAN DEPOSITARY SHARES REPRESENTING SUCH ORDINARY SHARES, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF NOTES (INCLUDING THROUGH THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER NOTES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.]1

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

1 Use bracketed language for Notes that are Restricted Securities.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE INDENTURE, TO THE EXTENT THEN APPLICABLE.]2

2 Use bracketed language for a Global Note.  Such language should remain on any Global Note even after the restricted legend that precedes it has been removed or deemed removed.

SHANDA INTERACTIVE ENTERTAINMENT LIMITED

2.0% Convertible Senior Note due 2011

No. 1	US$[ ]

CUSIP: 81941QAC8*
ISIN: US81941QAC87

Shanda Interactive Entertainment Limited, a company incorporated in the Cayman Islands (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO., or registered assigns,]3 the principal sum of US$[  ] ([US$ [  ]) (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$175,000,000 in aggregate at any time [by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on September 15, 2011].4

This Note shall bear interest at the rate of 2.0% per annum (subject to increase pursuant to Section 4.06 and Section 6.03 of the Indenture) from September 16, 2008, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until September 15, 2011.  Interest is payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2009, to holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively.   Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of and accrued and unpaid interest, including any Extension Fee or Additional Interest, on this Note shall be made at the office or agency of the Company maintained for that purpose in London, England, or by check mailed to the address of the holder of record, or upon application by the holder of record to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to the account of the holder of record within the United States (which application shall remain in effect until such holder of record notifies, in writing, the Note Registrar to the contrary); provided, however, that all payments shall be in the lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt[; provided further that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee)].5

* At such time as the Company notifies the Trustee as to the occurrence of the Resale Restriction Termination Date and instructs it to remove the restrictive legend on the Notes (other than the last three paragraphs thereto) pursuant to Section 2.05 of the Indenture, the CUSIP number for this Note shall be deemed to be CUSIP No. 81941Q AD6.

3 Use bracketed language for a Global Note.

4 Use bracketed language for a Global Note.

5 Use bracketed language for a Global Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to receive upon conversion of this Note, Cash and, if payable under the terms of this Note, Ordinary Shares or ADSs or, at the election of the Company as provided in the Indenture, Cash in lieu of such Ordinary Shares or ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SHANDA INTERACTIVE ENTERTAINMENT LIMITED

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
CITICORP INTERNATIONAL LIMITED
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

SHANDA INTERACTIVE ENTERTAINMENT LIMITED
2.0% Convertible Senior Note due 2014

This Note is one of a duly authorized issuance of Notes of the Company, designated as its 2.0% Convertible Senior Notes due 2011 (herein called the “Notes”), limited to the aggregate principal amount of US$175,000,000 all issued or to be issued under and pursuant to an Indenture dated as of September 16, 2008 (as such may be amended from time to time, the “Indenture”), between the Company and Citicorp International Limited (herein called the “Trustee”) and Citibank, N.A., London Branch, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, Citibank, N.A., London Branch, and the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued and unpaid interest, including any Extension Fee or Additional Interest, on all Notes may be declared, by either the Trustee or the holders of at least than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.  If an Event of Default specified in Sections 6.01(g) of the Indenture with respect to the Company occurs, the principal of, and accrued and unpaid interest, including any Additional Interest and Extension Fees on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest, including any Extension Fee or Additional Interest, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of US$1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the holder of the new Notes issued upon such exchange of Notes being different from the name of the holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for Cash all or any portion of such holder’s Notes in principal amounts of US$1,000 or integral multiples thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, prior to the close of business on the third Business Day immediately preceding the Maturity Date, to receive upon conversion of the Notes, Cash and, if payable under the terms of this Note, Ordinary Shares or ADSs or, at the eletion of the Company as provided in the Indenture, Cash in lieu of such Ordinary Shares or ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture.

The registered holder of a Note may be treated as the owner of such Note for all purposes.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)
TEN ENT -as tenants by the entireties

(Minor)

JT TEN -as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used
though not in the above list.

SCHEDULE A

SHANDA INTERACTIVE ENTERTAINMENT LIMITED6

2.0% Convertible Senior Notes due 2011

The initial principal amount of this Global Note is $[        ].  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 For Global Notes only.

EXHIBIT B

FORM OF CONVERSION NOTICE

To convert this Note into American depositary shares of the Company, check the box:  ☐

To convert this Note into Ordinary Shares of the Company only, check the box:  ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $_______________

Check the applicable box:

☐
I have not surrendered this Note for conversion in whole or in part from and after 5:00 p.m. New York City time on any Interest Record Date and prior to the corresponding Interest Payment Date or I have surrendered this Note for conversion during such time period, but the corresponding Interest Payment Date is the Maturity Date.

☐
I have surrendered this Note for conversion in whole or in part from and after 5:00 p.m. New York City time on any Interest Record Date and prior to the corresponding Interest Payment Date (other than the Maturity Date).  I have wired to the Company in same day funds $________________, an amount equal to the interest payable on the corresponding Interest Payment Date on the portion of the Notes being converted hereby.  Such funds were wired to the Company’s account [insert wire instructions for Company account].

If you want the share certificate or American depositary receipt made out in another person’s name, fill in the form below (in which event, such assignee must also make the certifications provided below):

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

The undersigned hereby certifies that it (or if it is acting for the account of one or more persons, that each such person) is not, and has not been, during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended) and has paid all taxes and duties due as a result of such certificate representing Ordinary Shares or ADSs being issued upon conversion in another person’s name, if applicable.

If the undersigned has submitted this Conversion Notice between the Interest Record Date immediately preceding the Maturity Date and the close of business on the third Business Day preceding the Maturity Date and receives payment of the principal amount due on the Note at the Maturity Date, the undersigned shall promptly return such principal amount to the Company by wiring same day funds to the account of the Company specified above for the repayment of interest and shall instead be entitled to receive the Settlement Amount.

[The undersigned further certifies:

1.
The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note represented thereby have not been and are not expected to be registered under the Securities Act of 1933, as amended (the “Act”).

2.
The undersigned certifies that the undersigned is a qualified institutional buyer (as defined in Rule 144A under the Act) acting for its own account or for the account of one or more qualified institutional buyers and the undersigned is (or such account or accounts are) the sole beneficial owner(s) of the Restricted Securities to be received upon conversion of the Notes.

3.
The undersigned certifies that the undersigned is not (and if the undersigned is acting for the account of another person, that person has confirmed that it is not) an affiliate (within the meaning of Rule 144 under the Act) of the Company and the undersigned agrees (and it has agreed) that the undersigned (and any such other account) will not become an affiliate of the Company so long as the undersigned (or such other account) retain(s) any interest in the Restricted Securities received upon conversion of this Note.

4.
The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, unless and until the undersigned (or such other account) is notified by (i), in the case of ADSs the undersigned (or such other account) receives upon conversion, the Depositary or (ii) in the case of Ordinary Shares the undersigned (or such other account) receives upon conversion that are not represented by ADSs, the Company, that the restrictive legend on such Restricted Security has been removed from such security, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof.]7

Date:	Your Signature:

7 Include bracketed language in Conversion Notice if the Note being converted is a Restricted Security.

(Sign exactly as your name appears on the face of the Note)

* Signature guaranteed by:

By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:  SHANDA INTERACTIVE ENTERTAINMENT LIMITED

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Shanda Interactive Entertainment Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest and Extension Fees, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________ _____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Shanda Interactive Entertainment Limited or a subsidiary thereof; or

☐	Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

D-1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-2